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EXHIBIT 10.17.4

                       RSL USA NETWORK SERVICES AGREEMENT


                  RSL USA NETWORK SERVICES AGREEMENT, (this "Agreement"), dated as of August 10, 1998, between RSL COM U.S.A., INC., a Delaware corporation ("RSL USA"), and DELTA THREE DIRECT, LLC, a New York limited liability company ("Newco").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to an Operating Agreement, dated as of the date hereof (the "LLC Agreement"), between Delta Three, Inc., a Delaware corporation and an Affiliate (as defined in the LLC Agreement) of RSL USA, ("Delta"), and Quintel Entertainment Inc., a Delaware corporation ("Quintel"), Delta and Quintel have formed Newco for the purpose of marketing and selling certain telephony services; and

                  WHEREAS, in connection with the formation of Newco pursuant to the LLC Agreement, RSL USA has agreed to provide the Telephony Services (as defined in Section 2.01 below), the Ancillary Services (as defined in Section
2.02 below) and the Billing Services (as defined in Section 2.03 below) to Newco, on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                      TERM

                  Section 1.01. Term. The term (the "Term") of this Agreement shall commence on the date hereof and shall continue until the date (the "Withdrawal Date") on which Delta withdraws as a member of Newco (other than in the event that Delta transfers its interest in Newco to an Affiliate of Delta), subject to earlier termination as provided in Section 2.04 or Article V. Notwithstanding the foregoing, if, as of the Withdrawal Date, this Agreement has not been terminated pursuant to Article V, then Newco may elect to extend the Term on a month-to-month basis for up to nine months from the Withdrawal Date (the "Extension Period"); provided, however, that the Services will be provided by RSL USA during the Extension Period on the terms contained herein {Confidential portion omitted and filed separately with the Commission}, notwithstanding any changes in such terms after the date hereof (including any such changes arising from an exercise of RSL USA's right of first refusal pursuant to Section 2.04).

                                   ARTICLE II

                          SERVICES PROVIDED BY RSL USA



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               Section 2.01. Telephony Services.

                  (a) During the Term, RSL USA shall provide the Telephony Services to Newco for resale to its Customers (as defined below). For the purposes hereof, the "Telephony Services" shall mean the telecommunications services provided to Newco by RSL USA or by other carriers (including Affiliates of RSL USA) pursuant to certain agreements between RSL USA and such other carriers, as the same may be modified, amended or terminated from time to time (at RSL USA's sole and absolute discretion). For the purposes hereof, the term "Customers" shall include all residential and commercial users of the Services (as defined below) from whom Newco obtains service orders. During the Term, RSL USA shall be the exclusive provider of the Telephony Services to Newco.

                           (b) The Telephony Services shall be provided by RSL
USA to Newco at RSL USA's Telephony Direct Cost (as defined below) of providing such services plus {Confidential portion omitted and filed separately with the Commission}. For the purposes hereof, "Telephony Direct Cost" shall mean RSL USA's direct cost for providing the Telephony Services without inclusion of overhead costs (including depreciation and amortization expenses and any other expenses of building or maintaining the network, except to the extent such maintenance is necessary for the purpose of providing the Telephony Services specifically to Newco) and after taking into account discounted rates or service credits provided under Operating Agreements (as defined below). For the purposes hereof, "Operating Agreement" shall mean an operating agreement relating to the provision by RSL USA of transmission services that provides for return traffic or service credits.

               Section 2.02. Ancillary Services.

                  (a) During the Term, at the request of Newco, RSL USA shall provide the Ancillary Services to Newco for use in connection with the Newco Business. For the purposes hereof, the "Ancillary Services" shall mean customer service and provisioning, each as customarily provided in the telecommunications industry.

                  (b) The Ancillary Services shall be provided by RSL USA to Newco at RSL USA's Ancillary Service Direct Cost (as defined below) of providing such services plus {Confidential portion omitted and filed separately with the Commission}. For the purposes hereof, "Ancillary Service Direct Cost" shall mean RSL USA's direct cost for providing the Ancillary Services without inclusion of overhead costs (including depreciation and amortization expenses).




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                  Section 2.03. Billing Services.

                  (a) During the Term, at the request of Newco, RSL USA shall provide the Billing Services to Newco for use in connection with the Newco Business. For the purposes hereof, the "Billing Services" shall mean the billing services provided by RSL USA through the operation of its on-line billing systems and interfaces, as the same shall exist from time to time. For the purposes hereof, the "Services" shall mean the Telephony Services, the Ancillary Services and the Billing Services.

                  (b) The Billing Services shall be provided by RSL USA to Newco at RSL USA's Billing Direct Cost (as defined below) of providing such services plus {Confidential portion omitted and filed separately with the Commission}. For the purposes hereof, "Billing Direct Cost" shall mean RSL USA's direct cost for providing the Billing Services without inclusion of overhead costs (including depreciation and amortization expenses).

                  Section 2.04. Right of First Refusal. In the event that Newco receives a bona fide offer from a third party telecommunications carrier (a "Proposed Carrier") to provide the Services to Newco at rates which are less than the rates at which the Services are provided by RSL USA hereunder, then Newco shall provide RSL USA with written notice thereof (the "First Refusal Notice") which shall include a detailed description of the rates and other terms at which the Proposed Carrier proposes to provide the Services (the "Third Party Terms"). The First Refusal Notice shall also be accompanied by a true copy of any bona fide written offer received by Newco from the Proposed Carrier. The First Refusal Notice shall constitute an offer to RSL USA to continue to provide the Services on the Third Party Terms. RSL USA shall have a period of fifteen
(15) business days (the "Offer Period") after its receipt of the First Refusal Notice within which to accept such offer by giving written notice to such effect to Newco within such period (the "Acceptance Notice"). If RSL USA shall accept the offer made by the First Refusal Notice, then RSL USA shall continue to provide such Services to Newco on the Third Party Terms and this Agreement shall remain in full force and effect except to the extent that the Third Party Terms differ from the rates and other terms upon which the Services are provided hereunder. If RSL USA shall not accept the offer made by the First Refusal Notice, this Agreement shall terminate effective as of the last day of the month in which the Offer Period expires.

                  Section 2.05. Operating Procedures. The Services to be provided by RSL USA in accordance with this Article II shall be provided to Newco in accordance with procedures that are customary in the telecommunications industry and currently in use by RSL USA.



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                                   ARTICLE III

                                    COVENANTS

                  Section 3.01. Covenants of Newco.

                  (a) Newco shall be solely responsible to its Customers for providing telecommunications and other services, including, without limitation, contracting with its Customers for the provision of such services and performing customer service functions for its Customers, including responding to customer inquiries and complaints.

                  (b) Newco shall act in accordance with all applicable federal, state, municipal or foreign statutes, rules, regulations, policies, orders or ordinances (the "Governmental Rules") governing or relating to the provision of services to the Customers, including, without limitation, any and all Governmental Rules prohibiting slamming."

                  (c) Newco shall secure and maintain such federal and state regulatory authorizations, and maintain on file with federal and state regulatory authorities such tariffs, as shall be necessary and appropriate for the provision of the Telephony Services to the Customers.

                  (d) Newco shall not, without the prior written approval of RSL USA, use any advertising or promotional materials to promote, market and solicit orders for the Telephony Services, whether in print or other media, which contain references to RSL USA or any affiliate of RSL USA (other than Delta, which references are subject to the terms of the Operating Agreement).

                  Section 3.02. Covenants of RSL USA.

                  (a) RSL USA shall act in accordance with all Governmental Rules governing or relating to the provision of the Services.

                  (b) RSL USA shall secure and maintain such federal and state regulatory authorizations, and maintain on file with federal and state regulatory authorities such tariffs, as shall be necessary and appropriate for the provision of the Telephony Services to the Customers.



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                                   ARTICLE IV

                                    PAYMENTS

                  Section 4.01. Service Charges. As soon as practicable after the end of each calendar month during the Term, RSL USA shall provide Newco with an invoice detailing the amounts to be paid by Newco in correction with the Services provided to Newco hereunder.

                  Section 4.02. Payments Due: Late Payment Charges. Amounts due hereunder shall be paid within thirty (30) days of receipt of the invoice therefor. Any undisputed amount due hereunder not paid within thirty (30) days of receipt of the invoice therefor shall accrue interest from the date such amount was due at the rate of ten percent (10%) per annum, compounded daily.

                  Section 4.03. Disputed Payments. If a dispute arises in good faith with respect to any amount due hereunder, Newco shall pay when due the undisputed portion of such amount, if any, and, if the dispute is resolved in RSL USA's favor, promptly pay the disputed portion (or applicable part thereof) when the dispute is resolved without the applicable late payment charge otherwise incurred in connection with Section 4.02.

                  Section 4.04. Currency. All invoices hereunder shall be rendered, and all payments hereunder shall be made in U.S. Dollars.


                                    ARTICLE V

                                   TERMINATION

                  Section 5.01. Termination for Cause.

                  (a) In the event that Newco or RSL USA materially breaches any of its duties or obligations hereunder, which breach shall not be cured within ten (10) days after written notice is given to the breaching party specifying the breach, then either Newco or RSL USA, as the case may be, may, by giving written notice thereof to the other, terminate this Agreement as of a date specified in such notice of termination, which date shall be no earlier than ten
(10) days after the date of such notice.

                  (b) Notwithstanding anything to the contrary contained herein, either party may terminate this Agreement or discontinue the provision of Services, effective immediately upon written notice to the other, upon the occurrence of any of the following events:



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                           (i) the violation by such other party of any
                  Governmental Rule with respect to the provision of the Services and such violation is reasonably expected to cause a material harm to the business of the party terminating, the Agreement; or

                           (ii) a government entity with appropriate
                  jurisdiction issues a final order that (a) the provision of the Services or the relationship hereunder is contrary to law or regulation or (b) such other party has engaged in fraudulent, deceptive or illegal conduct.

                  Section 5.02. Termination by RSL USA. Notwithstanding anything to the contrary contained herein, if RSL USA determines, in good faith, that the complaints received by Newco and/or RSL USA from Newco's Customers relating to charges of "slamming" and/or "cramming" would cause a material harm to the business of RSL USA, then RSL USA may terminate this Agreement or discontinue the provision of Services, effective upon thirty (30) days' prior written notice to Newco.

                  Section 5.03. Termination for Bankruptcy. In the event of the Bankruptcy (as hereinafter defined) of either Newco or RSL USA, then the non-bankrupt party may, by written notice thereof to the party in Bankruptcy, terminate this Agreement as of a date specified in such notice of termination, which date shall be no earlier than ten (10) days after the date of such notice. For the purposes of this Agreement, "Bankruptcy" shall mean the happening of any of the following: (i) the filing of an application for, or a consent to, the appointment of a trustee for all or substantially all of the relevant party's assets, (ii) the filing of a voluntary petition in bankruptcy, or the filing of a pleading in any court of record admitting in writing the relevant party's inability to pay its debts generally as they come due, (iii) the making of a general assignment for the benefit of creditors, (iv) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating the relevant party a bankrupt, or appointing a trustee of all or substantially all of such party's assets unless such order, judgment or decree is vacated or stayed on appeal within thirty (30) days or (v) the filing of an involuntary case or other proceeding against the relevant party seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, which case or proceeding shall not have been dismissed within sixty days after filing.

                  Section 5.04. Effect of Termination. In the event of the termination of this Agreement, all rights and obligations of Newco and RSL USA shall terminate as of the effective date of such termination, except that (i) such termination shall not constitute a waiver of any rights that either Newco or RSL USA may have by reason of a breach of this Agreement, including any right to indemnification pursuant to Article VIII, (ii) such termination shall not constitute a waiver of any right to receive payments that are due and owing pursuant to Article IV and (iii) the provisions of Article VII shall continue in full force and effect. Neither party shall, by reason of termination or expiration of this Agreement, be liable to the other for compensation, reimbursement or damage of any kind on account of loss of profits on anticipated sales or on account of expenditures, investments or commitments made by such party in



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connection with, the business or goodwill of such party.

                                   ARTICLE VI

                                LIMITED WARRANTY

                  Section 6.01. Disclaimer of General Warrants by RSL USA. RSL USA MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE SERVICES PROVIDED HEREUNDER, INCLUDING ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE.

                  Section 6.02. Force Majeure. RSL USA shall not be liable for any interruption of Services when such interruption results from causes beyond its reasonable control, including, but not limited to, any strikes, lock-outs or other labor difficulties, acts of any government, riot, insurrection or other hostilities, embargo, fuel or energy shortage, fire, flood, acts of God, wrecks or transportation delays or inability to obtain necessary utilities. In any such event, RSL USA's obligations to provide Services shall be postponed for such time as its performance is suspended or delayed on account thereof, provided that, during such time that RSL USA's provision of Services are suspended and/or delayed, and only during such time, Newco shall be entitled to obtain such Services from another provider of such Services . RSL USA will promptly notify Newco, either orally or in writing, upon learning of the occurrence of such event of force majeure. Upon the cessation of the force majeure event, RSL USA will use its commercially reasonable efforts to resume its provision of Services with the least possible delay and, upon the resumption of such Services, Newco shall promptly resume the exclusive utilization of RSL USA's Services.

                                   ARTICLE VII

                                 CONFIDENTIALITY

                  Section 7.01. Confidentiality.

                  (a) In connection with the Services provided hereunder, each party may disclose to the other party confidential and proprietary technical, commercial and other information concerning the business and affairs of such party (the "Information"). The parties agrees that for the longest period permitted by law it shall hold in strictest confidence and take all reasonable care to insure that such information shall not be disclosed to any third party, including imposing reasonable confidentiality requirements with respect to such Information on its Affiliates and its or its Affiliates' respective employees, agents, counsel, accountants and other representatives, except insofar as (i) such disclosure may be specifically authorized in writing from time to time by the disclosing party, (ii) such Information is necessarily disclosed by its commercial use in the operation of the business of the receiving party, (iii) the receiving party of such Information can demonstrate that such Information was previously made public or disclosed by the disclosing party without restriction to a third party or is in the public domain


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otherwise than as a consequence of a breach of the receiving party's obligations hereunder, (iv) such Information is known by the receiving party's without proprietary restrictions at the time of receipt of such Information or (v) such disclosure is required pursuant to compulsory legal process, including subpoena, civil investigative demands, oral questions or interrogatories; provided that, in such event, the receiving party of such Information shall promptly provide written notice of such legal process to the disclosing party so that such disclosing party may oppose such disclosures or seek a protective order or other confidential treatment of such Information.

                  (b) The parties recognizes that the absence of a time limitation in this Section 7.01 is reasonable and properly required for the protection of the parties and in the event that the absence of such limitation is deemed to be unreasonable by a court of competent jurisdiction, each party agrees and submits to the imposition of such a limitation as said court shall deem reasonable.

                  Section 7.02. Equitable Remedies. Each party specifically recognizes that any breach of Section 7.01 will cause irreparable injury to the other party and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), each party agrees that in the event of any such breach, the other party shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available. In addition, the parties agree that the provisions of Section 7.01 shall be considered separate and apart from the remaining provisions of this Agreement and shall be enforced as such.


                                  ARTICLE VIII

                                 INDEMNIFICATION

                  Section 8.01 Indemnification by Newco. Newco agrees to indemnify and hold harmless RSL USA from and against, and to reimburse RSL USA with respect to, any and all loss, damage, liability, cost and expense, including, without limitation, reasonable attorney's fees and expenses (as and when incurred) incurred by RSL USA, or any Affiliate of RSL USA, by reason of or arising out of or in connection with the breach of any of the representations, warranties, covenants, agreements or undertakings made by Newco hereunder.



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                  Section 8.02 Indemnification by RSL USA. RSL USA agrees to indemnify and hold harmless Newco from and against, and to reimburse Newco with respect to, any and all loss, damage, liability, cost and expense, including, without limitation, reasonable attorneys' fees and expenses (as and when incurred) incurred by Newco, or any Affiliate of Newco, by reason of or arising out of or in connection with the breach of any of the representations, warranties, covenants, agreements or undertakings made by RSL USA hereunder; provided that, in no event shall RSL USA be liable for any special, indirect, incidental or consequential damages whatsoever which in any way arise out of, relate to or are a consequence of its failure to provide the Services hereunder.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.01. Independent Contractor. This Agreement does not constitute Newco as an agent, legal representative, joint venturer, partner or as an employee of RSL USA for any purpose. This Agreement does not authorize Newco to make any contract, agreement, warranty, statement or representation or take any other action which could establish any apparent relationship or agency, joint venture, partnership or employment with RSL USA. RSL USA shall not be bound in any manner by any such contract, agreement, warranty, statement or representation made by Newco to any other person or with respect to any other action by Newco. Similarly, this Agreement does not authorize RSL USA to make any contract or agreement on behalf of Newco and Newco shall not be bound in any manner by any such contract or agreement made by RSL USA. As a result solely of this Agreement, RSL USA shall not have control over Newco's employees, including the terms and conditions of their employment, or over Newco's methods of doing business except as set forth herein.

                  Section 9.02. Further Assurances. Each party will, at any time and from time to time after the date hereof, upon the request of the other, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such other instruments as may be reasonably required in connection with the performance of this Agreement and each shall take all such further actions as may be reasonably required to carry out or further effect the transactions contemplated by this Agreement. Upon request, RSL USA and Newco will cooperate, and will use their respective best efforts to have their respective officers, directors and other employees cooperate, at the requesting parties' expense, during and after the Term in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes involving RSL USA and/or Newco.



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                  Section 9.03. Survival of Representations. All statements, certifications, indemnifications, representations and warranties made by the parties to this Agreement in this Agreement or in any certificate or list delivered pursuant hereto, and their respective obligations to be performed pursuant to the terms hereof and thereof, shall survive the Term notwithstanding
(a) any examination or audit by or on behalf of any party hereto and (b) any notice of a breach or of a failure to perform not waived in writing.

                  Section 9.04. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally or by private courier, (ii) when actually delivered by registered or certified United States mail, return receipt requested and postage prepaid or (iii) when sent by facsimile (provided that it is confirmed in writing sent by either of the methods set forth in clauses (i) or (ii) on the day that such facsimile is sent), addressed as follows:

                  If to RSL USA:

                           RSL COM U.S.A., Inc.
                           430 Park Avenue, 5th Floor
                           New York, New York 10022
                           Fax No.:   212-813-9469
                           Attention: Edmond J. Thomas

                  with a copy to:

                           RSL Communication, N. America, Inc.
                           767 Fifth Avenue
                           Suite 4300
                           New York, NY 10153
                           Fax No.: (212) 317-0600
                           Attention: Avery S. Fischer, Esq.

                  If to Newco:

                           Delta Three Direct, LLC
                           One Blue Hill Plaza
                           Pearl River, New York 10965
                           Fax No.: 914-620-1717
                           Attention: Eric Aroesty




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                  with a copy to:

                           Delta Three Israel Ltd.
                           Jerusalem Technology Park
                           Malha Building 9, 4th Floor
                           Jerusalem 96951
                           Israel
                           Fax No.: 972-2-649-1200
                           Attention: Elie Wurtman

                  with a copy to:

                           RSL Communications, N. America Inc.
                           767 Fifth Avenue
                           Suite 4300
                           New York, NY 10153
                           Fax No.: (212) 317-0600
                           Attention: Avery S. Fischer, Esq.

                  with a copy to:

                           Quintel Entertainment, Inc.
                           One Blue Hill Plaza
                           Pearl River, New York 10965
                           Fax No.: 914-620-1717
                           Attention: President

                  with a copy to:

                           Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP 750 Lexington Avenue
                           New York, New York 10022-1200
                           Fax No.: 212-888-7776
                           Attention: Murray Skala, Esq.

or to such other address as such party may indicate by a notice delivered to the other party hereto pursuant to the terms hereof.

                  Section 9.05. No Modification Except in Writing. This Agreement shall not be changed, modified, or amended except by a writing signed by the party to be charged and no obligation of any party under this Agreement may be discharged except by performance in accordance with the terms hereof or by a writing signed by the other party.

                  Section 9.06. Entire Agreement. This Agreement and all other documents to be

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delivered in connection herewith set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them.

                  Section 9.01. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.


                  Section 9.08. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

                  Section 9.09. Public Announcements. Neither party hereto shall issue or make any advertisement, press release or public announcement with respect to this Agreement and the transactions contemplated herein, without the prior written consent of the other party hereto, except to the extent required by Governmental Rules (including U.S. securities rules and regulations and the rules and regulations of any stock exchange on which the capital stock of any party hereto or its Affiliate is traded). The parties hereto agree, to the extent practical, to consult with each other regarding any public announcement required by Governmental Rules in advance of such public announcement.

                  Section 9.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof. For purposes of this Agreement, each party hereby irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York, sitting in New York County, and the courts of the United States for the Southern District of New York. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and the right to object, with respect to any such suit action or proceeding brought in any such court, that such court does not have jurisdiction over such party. In any such suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail, addressed to such party at its address set forth in Section 9.04. Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

                  Section 9.11. Third Party Beneficiaries. Nothing in this Agreement, express or implied, shall create or confer upon any person or entity, other than the parties to this Agreement or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities.


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                  Section 9.12. Captions. The captions appearing in this
Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

                  Section 9.13. Interpretation. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identify of the person or persons referred to may require.

                  Section 9.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    RSL COM U.S.A., INC.


                                    By     /s/
                                           -----------------------------
                                           Name:
                                           Title:


                                    DELTA THREE DIRECT, LLC


                                    By     /s/ Eric Aroesty
                                           --------------------------------
                                           Name:
                                           Title:



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